UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2008

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2008, at a special meeting of the  board of directors of MarkWest Energy GP, L.L.C. (the “General Partner”), in its capacity as general partner of MarkWest Energy Partners, L.P. (the “Partnership”), the board ratified the election of  Michael L. Beatty, Anne E. Mounsey and Donald D. Wolf as members of the General Partner’s board of directors, in conjunction with the successful completion of the February 21, 2008 redemption and merger transaction with MarkWest Hydrocarbon, Inc. (the “Merger”)  At the February 22 special meeting, the board also approved the 2007 equity grant to directors in the form of phantom units under the 2008 Long Term Incentive Plan approved by the Partnership’s unitholders in conjunction with the Merger transaction, and approved the 2008 director compensation applicable to all directors, including the newly appointed directors as follows:

Director Compensation for 2008

•                  Base Annual Compensation / Retainer $30,000 annually effective January 1.

•                  Board meeting attendance fee $2,000.

•                  All scheduled, formal committee meeting fees $1,000 for both telephonic and face to face.

•                  Audit committee chairperson annual compensation of $7,500.

•                  Compensation and Governance committee chairperson annual compensation of $4,000.

•                  Equity grant in the form of 5,000 phantom units of the Partnership, said grant covering a three year period, with such phantom units vesting in three installments over a three year period, the first third vesting on January 31, 2009, and the second third on January 31, 2010, and the last third vesting on January 31, 2011.

Messrs. Beatty and Wolf meet the independence standards established by the New York Stock Exchange and the Securities Exchange Act of 1934.  Mr. Beatty will serve on the Nominating and Corporate Governance Committee of the General Partner board, and Mr. Wolf will serve on the Compensation Committee of the General Partner board.

The General Partner board also reviewed the Chief Executive Officer’s 2007 long-term equity award, utilizing the performance metrics of : 1) the Partnership’s distributable cash flow; 2) MarkWest Hydrocarbon’s operating cash flow; 3) achievement of agreed-upon strategic and corporate performance goals; and 4) the CEO’s performance in promoting the advancement and growth of the Partnership, total return to investors, achievement of completion of the merger transactions, capitalizing on external and organic growth opportunities, and overall management leadership and performance.  Based on this review, and in recognition of the Partnership achieving and exceeding the financial and non-financial targets and goals for fiscal year 2007, the board determined to award the CEO 75% of his 2007 annual salary in the form of phantom units of the Partnership, and award an additional 4,500 phantom units in recognition of performance and successful completion of the Merger transaction.

The board also ratified and approved the previously disclosed long-term equity incentive program covering the period of 2008 through 2010 for the named executive officers, including the CEO, as previously approved by the board on September 4, 2007, but which award was contingent upon the consummation and closing of the Merger transaction.  The Merger transaction was successfully consummated and closed on February 21, 2008.  This long-term equity incentive arrangement provides for grants covering a three year period, of 150,000 phantom units to Mr. Semple, the CEO, and three year grants to the other named executives officers in the amounts of 120,000 phantom units each to John C. Mollenkopf, Chief Operations Officer, and Randy S. Nickerson, the Chief Commercial Officer, and 90,000 phantom units each to Nancy K. Buese, the Chief Financial Officer, and to C. Corwin Bromley, the

Chief Legal Officer.  These phantom units will vest on a time-based and performance-based schedule over the three-year grant period.  Sixty percent (60%) of the total individual grant will be performance-based, and forty percent (40%) of the total individual grant will be based on continuing employment over the three-year vesting period, with vesting to be three installments the first third vesting on January 31, 2009, and the second third on January 31, 2010, and the final third on January 31, 2011.   Vesting of the performance-based awards will be conditional upon the achievement of designated annual financial performance goals established by the board of directors, with 10% of the performance-based awards reserved for vesting at the discretion of the Board of Directors.  The annual financial performance goals are based upon established targets of distributable cash flow per common unit.  This long-term equity incentive arrangement also contains a recapture provision. If the annual performance targets are not achieved in year one and/or year two of the vesting schedule, but the cumulative three-year overall performance goal is achieved, the recapture provision allows for the vesting of a reduced percentage of the year one and/or year two performance equity awards.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: February 28, 2008	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer